EXHIBIT 10-K

INDEMNIFICATION AGREEMENT

This Agreement, made and entered into as of this ____ day of ___________, 20__ (“Agreement”), by and between Colgate-Palmolive Company, a Delaware corporation (“Company”), and ________ (“Indemnitee”).

WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons; and

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE I - DEFINITIONS

For purposes of this Agreement the following terms shall have the meaning given here:

1.01    “Board” shall mean the Board of Directors of the Company.

1.02    “Change of Control” shall mean the happening of any of the following events:

(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company, (2) any repurchase by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1.02; or

(ii)
A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 1.02(ii) any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)
The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 20% or more interest in the Outstanding Company Common Stock and/or Outstanding Company Voting Security that existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	the approval by shareholders of a complete liquidation or dissolution of the Company.

1.03    “Company” shall mean Colgate-Palmolive Company, and shall include, in addition to any corporation resulting from or surviving any consolidation or merger, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents, trustees, partners, managers, members or fiduciaries so that if Indemnitee is or was a director, officer, employee, agent, trustee, partner, manager, member or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent, trustee, partner, manager, member or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviv-ing corporation as Indemnitee would have with respect to such con-stituent corporation if its separate exis-tence had continued.

1.04    “Corporate Status” describes the status of a person who is or was a director, officer, employee, fiduciary or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, partner, manager, member, fiduciary or agent of any other Enterprise. For purposes of this Agreement, it is understood that service by an employee of the Company at the Company’s request as a fiduciary, administrator or member of an administrative committee of an employee benefit plan shall be deemed to constitute Corporate Status for such individual.

1.05    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

1.06    “Effective Date” means the date of this Agreement.

1.07    “Enterprise” shall mean the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company in a Corporate Status.

1.08    “Expenses” shall include all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, private investigations, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, or otherwise participating in, a Proceeding or in connection with seeking indemnification under this Agreement. Expenses also shall include Expenses paid or incurred in connection with any appeal resulting from any Proceeding, including, without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

1.09    “Good Faith” shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, having had no reasonable cause to believe Indemnitee’s conduct was unlawful. An Indemnitee who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to under applicable law or in this Agreement.

1.10    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

1.11    “Losses” shall mean all loss, liability, judgments, damages, amounts paid in settlement, fines, penalties (whether civil, criminal or otherwise) or, with respect to an employee benefit plan, excise taxes or penalties assessed with respect thereto, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

1.12    “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

1.13    “Proceeding” includes any threatened, pending or completed action, suit, claim, demand, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative, investigative or other nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of or relating to Indemnitee’s Corporate Status, by reason of or relating to any action or alleged action taken by him or her (or failure or alleged failure to act) or of any action or alleged action (or failure or alleged failure to act) on his or her part while acting as director, officer, employee, agent or fiduciary of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent, trustee, partner, manager, member or fiduciary of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is paid or incurred for which indemnification, reimbursement, or payment in advance of expenses can be provided under this Agreement; other than one initiated by Indemnitee without board approval. For purposes of the foregoing sentence, a “Proceeding” shall not be deemed to have been initiated by Indemnitee where Indemnitee seeks to enforce Indemnitee’s rights under this Agreement.

1.14    References to “serving at the request of the Company” shall include any service as a director, officer, employee, fiduciary or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries.

ARTICLE II - TERM OF AGREEMENT

This Agreement shall continue until and terminate upon the latest of: (i) the statute of limitations applicable to any claim that could be asserted against an Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or payment of Expenses in advance under this Agreement, (ii) 10 years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or to serve at the request of the Company as a director, officer, employee, trustee, partner, member, fiduciary or agent of any other Enterprise, or (iii) one year after the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article VIII of this Agreement relating thereto (including any right of appeal with respect to any proceeding commenced by Indemnitee with respect to Article VIII).

ARTICLE III - SERVICES BY INDEMNITEE, NOTICE OF PROCEEDINGS

3.01    Services. Indemnitee may at any time and for any reason resign from Indemnitee’s current or future positions as a director, officer, employee, fiduciary or agent of the Company or otherwise terminate the Indemnitee’s Corporate Status (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Notwithstanding the foregoing, this Agreement shall continue in force after Indemnitee’s Corporate Status has terminated as provided herein.

3.02    Notice of Proceeding. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that a delay in giving such notice shall not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Company did not otherwise learn of the claim and such delay is materially prejudicial to the Company’s ability to defend such claim; and, provided, further that notice shall be deemed to have been given without any action on the part of Indemnitee in the event that the Company is a party to the same Proceeding. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement.

ARTICLE IV - INDEMNIFICATION

4.01    In General. In connection with any Proceeding, the Company shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.

4.02    Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.02 if, by reason of Indemnitee’s Corporate Status, Indemnitee was or is, or was or is threatened to be made, a party to or a participant (as a witness or otherwise) or otherwise involved in any Proceeding, other than a Proceeding by or in the right of the Company. Indemnitee shall be indemnified against Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses or Losses), actually and reasonably paid or incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith.

4.03    Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.03 if, by reason of Indemnitee’s Corporate Status, Indemnitee was or is, or was or is threatened to be made, a party to or a participant (as a witness or otherwise) or otherwise involved in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Indemnitee shall be indemnified against Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses or Losses), actually and reasonably paid or incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the

Company if applicable law prohibits such indemnification; provided, however that, if applicable law so permits, indemnification shall nevertheless be made by the Company in such event if and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

4.04    Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant or otherwise involved in) and is successful, on the merits or otherwise, in any Proceeding, in whole or in part, Indemnitee shall be indemnified to the maximum extent permitted by law, against all Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses or Losses), actually and reasonably paid or incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law, against all Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses or Losses), actually and reasonably incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 4.04 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Article VI) that Indemnitee did not act in Good Faith.

4.05    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably paid or incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

ARTICLE V - PAYMENT IN ADVANCE OF EXPENSES

Notwithstanding any provision to the contrary in Article VI, the Company shall pay in advance of the final disposition of a Proceeding all reasonable Expenses which, by reason of Indemnitee’s Corporate Status, were incurred by or on behalf of Indemnitee in connection with any Proceeding, within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment (or such earlier time specified in Section 8.06), whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and, if required by law, shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Payments in advance of the final determination shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Any undertaking to repay pursuant to this Article V shall be unsecured and interest free.

ARTICLE VI - PROCEDURES FOR DETERMINATION OF ENTITLEMENT

6.01    Initial Request. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent

Indemnitee is entitled to indemnification. The Secretary of the Company shall promptly advise the Board in writing that Indemnitee has requested indemnification.

6.02    Method of Determination. A determination (if required by applicable law) with respect to Indemnitee’s entitlement to indemnification shall be made as follows:

(a)
if a Change of Control has occurred, unless Indemnitee shall request in writing that such determination be made in accordance with clause (b) of this Section 6.02, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee;

(b)
if a Change of Control has not occurred, the determination shall be made by the Board by a majority vote of a quorum consisting of Disinterested Directors. In the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

For the sake of clarity, to the fullest extent permitted by law, no determination of entitlement shall be required to the extent that (i) Indemnitee is successful, on the merits or otherwise (including by dismissal with or without prejudice, as set forth in Section 4.04), in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part or (ii) indemnification is pursuant to Section 4.05.

6.03    Selection, Payment, Discharge of Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.02 of this Agreement, the Independent Counsel shall be selected, paid, and discharged in the following manner:

(a)
If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

(b)
If a Change of Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event clause (a) of this section shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.

(c)
Following the initial selection described in clauses (a) and (b) of this Section 6.03, Indemnitee or the Company, as the case may be, may, within 7 days after such written notice of selection has been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1.10 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

(d)
Either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.01 of this Agreement. Such petition may request a determination whether an objection to the party’s selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. A person so appointed shall act as Independent Counsel under this Agreement.

(e)
The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.03, regardless of the manner in which such Independent Counsel was selected or appointed irrespective of the determination as to Indemnitee’s entitlement to indemnification.

(f)
Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8.02 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

6.04    Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) paid or incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

6.05    Payment. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

ARTICLE VII - PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

7.01    Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6.01 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

7.02    Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.

7.03    Reliance as Safe Harbor. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

7.04    Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent, trustee, partner, manager, member, fiduciary or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

7.05    Default Determination. If the person, persons or entity empowered or selected under Article VI of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after his, her or their empowerment or selection, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (1) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (2) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

ARTICLE VIII - REMEDIES OF INDEMNITEE

    8.01    Application. This Article VIII shall apply in the event of a Dispute. For purposes of this Article, “Dispute” shall mean any of the following events:

(a)	a determination is made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;

(b)	payment in advance of Expenses is not timely made pursuant to Article V or Section 8.06 of this Agreement;

(c)
the determination of entitlement to be made pursuant to Section 6.02 of this Agreement has not been made within 30 days (or such later date as may be permitted under Section 7.05) after receipt by the Company of the request for indemnification (but without prejudice to Indemnitee’s rights under Section 7.05);

(d)	payment of indemnification is not made pursuant to Section 4.05 of this Agreement within ten (10) days after receipt by the Company of a written request therefor; or

(e)
payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Article VI of this Agreement.

8.02    Adjudication. In the event of a Dispute, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Article VIII. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

8.03    De Novo Review. In the event that a determination shall have been made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article VIII shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any such proceeding or arbitration, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce evidence of any determination pursuant to Article VI of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Article VIII, Indemnitee shall not be required to reimburse the Company for any payments in advance pursuant to Article V until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

8.04    Company Bound. If a determination shall have been made or deemed to have been made pursuant to Article VI of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

8.05    Procedures Valid. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VIII that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

8.06    Expenses of Adjudication. Notwithstanding anything to the contrary in this Agreement, the Company shall, to the fullest extent permitted under law, indemnify and hold harmless Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within five (5) days after receipt by the Company of a written request therefor), to the fullest extent permitted under law, pay in advance such Expenses to Indemnitee, which are paid or incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee to enforce his or her rights under, or to recover damages for breach of this Agreement or any other indemnification, payment in advance or contribution agreement or provision of the Company’s Certificate of Incorporation or By-Laws as in effect from time to time or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment in advance, contribution or insurance recovery, as the case may be.

8.07    Interest. Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification, contribution, reimbursement or payment in advance of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

ARTICLE IX - NON-EXCLUSIVITY, INSURANCE, SUBROGATION

9.01    Non-Exclusivity. The rights of indemnification and to receive payment in advance of Expenses as provided by this Agreement shall not be deemed to be exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent Indemnitee otherwise would have any greater right to indemnification or payment in advance of expenses under any other provisions under applicable law, the Company’s Certificate of Incorporation, the Company’s By-laws, any agreement, a vote of stockholders, a resolution of directors or otherwise, Indemnitee will be deemed to have such greater right hereunder. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or payment in advance of Expenses than would be afforded currently under the Company’s By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy, and Indemnitee shall enjoy, by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

9.02    Insurance. The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise.

9.03    Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses, including attorneys’ fees and expenses, related thereto shall be borne by the Company).

9.04    No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

ARTICLE X - GENERAL PROVISIONS

10.01    Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

10.02    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)
the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby;

(b)	such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and

(c)
to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.03    No Adequate Remedy. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

10.04    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

10.05    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

10.06    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.07    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee to:

As shown with Indemnitee’s Signature below.

If to the Company to:

Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022
Attention: Office of the Chief Legal Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

10.08    Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

10.09    Settlement. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise of a Proceeding that (1) includes an admission of fault by Indemnitee, any non-monetary remedy affecting, or obligation of, Indemnitee, or monetary loss for which Indemnitee is not wholly indemnified hereunder or (2) with respect to any Proceeding with respect to which Indemnitee is made a party, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. The Indemnitee shall not unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Proceeding.
10.10    Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior indemnification agreements or understandings of the parties hereto, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement and shall have no further force and effect, including with respect to acts or omissions occurring prior to the date of this Agreement.

10.11    Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee, fiduciary or other agent of the Company, or was serving at the request of the Company as a director, officer, employee, trustee, partner, manager, member, fiduciary or agent of another Enterprise, at the time such act or omission occurred.
10.12    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount paid or incurred by Indemnitee, whether for Losses and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (1) the relative benefits received by the Company (and its officers, directors, employees or agents), on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (2) the relative fault of the Company (and its directors, officers, employees and agents), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COLGATE-PALMOLIVE COMPANY

By

INDEMNITEE

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